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                                                                  EXHIBIT 23.1

The Board of Directors
Cityscape Financial Corp.:

We consent to the incorporation by reference in the Registration Statement (No. 333-1348) on Form S-8 relating to Cityscape Financial Corp. and Subsidiary (the "Company") of our report dated April 2, 1996 on the financial statements of Heritable Finance Limited as of December 31, 1995 and 1994 and for each of the years in the three year period then ended, which report appears in the Current Report on Form 8-K/A relating to the Company.

KPMG
Chartered Accountants
Registered Auditors

London, United Kingdom
January 29, 1997